As filed with the Securities and Exchange Commission on March 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALKSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-4636604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Address Not Applicable

(212) 284-7204

(Address of principal executive offices) (Zip code)

TALKSPACE, INC. 2021 INCENTIVE AWARD PLAN

TALKSPACE, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

CT Corporation System

28 Liberty Street

New York, New York 10005

(Name and address of agent for service)

(877) 467-3525

(Telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe, Esq.	John C. Reilly
Rachel W. Sheridan, Esq.	General Counsel
Latham & Watkins LLP	Talkspace, Inc.
1271 Avenue of the Americas	Address Not Applicable
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,642,436 shares of Talkspace, Inc.’s (the “Registrant”) common stock to be issued pursuant to the Talkspace, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 1,528,487 shares of the Registrant’s common stock to be issued pursuant to the 2021 Employee Stock Purchase Plan (the “2021 ESPP”, and together with the 2021 Plan and, the “Plans”) and for which a Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-259165), filed with the Securities and Exchange Commission, relating to the Plans, are incorporated herein by reference.

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Talkspace, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K/A (File No. 001-39314) filed on June 23, 2021)

4.2	Bylaws of Talkspace, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K/A (File No. 001-39314) filed on June 23, 2021).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of independent registered public accounting firm (Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global)

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Talkspace, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-259165) filed on August 30, 2021)

99.2	Talkspace, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-259165) filed on August 30, 2021)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 4, 2022.

TALKSPACE, INC.

By:	/s/ Douglas Braunstein
Douglas Braunstein
Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Douglas Braunstein and Jennifer Fulk, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Braunstein	Interim Chief Executive Officer, Chairman and Director (Principal Executive Officer)	March 4, 2022
Douglas Braunstein

/s/ Jennifer Fulk	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2022
Jennifer Fulk

/s/ Jeffrey M. Crowe	Director	March 4, 2022
Jeffrey M. Crowe

/s/ Erez Shachar	Director	March 4, 2022
Erez Shachar

/s/ Curtis Warfield	Director	March 4, 2022
Curtis Warfield

/s/ Jacqueline Yeaney	Director	March 4, 2022
Jacqueline Yeaney

/s/ Charles Berg	Director	March 4, 2022
Charles Berg

/s/ Madhu Pawar	Director	March 4, 2022
Madhu Pawar